UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549




                             FORM 8-K



                          CURRENT REPORT



        PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
                       EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported) March 15, 2005


                     MDU Resources Group, Inc.
      (Exact name of registrant as specified in its charter)



        Delaware                 1-3480            41-0423660
(State or other jurisdiction  (Commission       (I.R.S. Employer
    of incorporation)          File Number)    Identification No.)





                        Schuchart Building
                      918 East Divide Avenue
                           P.O. Box 5650
                 Bismarck, North Dakota 58506-5650
             (Address of principal executive offices)
                            (Zip Code)

 Registrant's telephone number, including area code (701) 222-7900


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   - Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   - Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   - Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   - Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01.  Other Events.

     In March 2005, MDU Resources Group, Inc. (Company) entered into hedge agreements to manage a portion of the market risk associated with fluctuations in the price of natural gas and oil on its 2006 estimated natural gas and oil production.

  - The Company has hedged approximately 10 percent to 15 percent of its 2006 estimated annual natural gas production at various indices with prices ranging from a low Ventura index of $6.00 to a high Ventura index of $7.60 per Mcf. Ventura is an index pricing point related to Northern Natural Gas Co.'s system.
  - The Company has hedged approximately 10 percent to 15 percent of its 2006 estimated annual oil production at NYMEX prices ranging from a low of $43.00 and a high of $54.15 per barrel.

     The information in this Form 8-K includes certain forward-looking statements including estimated natural gas and oil production, within the meaning of Section 21E of the Securities
Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, actual results may differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include environmental laws and regulations that may increase costs of operations, impact or limit business plans, or expose the Company to environmental liabilities. One of the Company's subsidiaries is subject to litigation in connection with its coalbed natural gas development activities. The ultimate outcome of the actions could have a material effect on existing coalbed natural gas operations and/or the future development of its coalbed natural gas properties. For a discussion of other important factors, refer to
Part I and Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and Cautionary Statements that May Affect Future Results in MDU
Resources' most recent Form 10-K.


                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               MDU RESOURCES GROUP, INC.

Date  March 15, 2005           BY /s/ Warren L. Robinson
                                  Warren L. Robinson
                                  Executive Vice President and
                                    Chief Financial Officer